Exhibit 99.1

Great Elm Capital Corp. Partners with Berkadia to Launch Healthcare Finance Venture

Together, Great Elm Capital Corp. and Berkadia create Great Elm Healthcare Finance, a venture to provide capital to US healthcare related businesses.

NASHVILLE, TN., November 14, 2022 (GLOBE NEWSWIRE) -- Great Elm Capital Corp. (“we,” “us,” “our,” or “GECC,”) (NASDAQ: GECC), a business development company, today announced that it has launched Great Elm Healthcare Finance, LLC (“GEHF”) with an affiliate of Berkadia Commercial Mortgage, LLC (“Berkadia”) as its strategic minority partner. Led by healthcare finance veteran, Michael Gervais, and a management team with significant healthcare expertise, GEHF will also be supported by Great Elm Specialty Finance’s existing infrastructure.

Michael Keller, President of GECC’s Specialty Finance Business said, “On behalf of Great Elm Specialty Finance, we are thrilled to partner with Berkadia on this venture. We have a long-standing relationship with Berkadia’s senior management and have worked with them on numerous opportunities over the years. We believe we have a high-quality management team led by Mike Gervais. He has a tremendous track record of building healthcare financing businesses. Together, the GECC/Berkadia partnership, healthcare management team and Great Elm infrastructure will allow this venture to begin on an accelerated path.”

“We are thrilled to partner with GECC on this venture. Berkadia is constantly developing solutions for our clients and this partnership expands the suite of products to assist our clients in the seniors housing and healthcare sectors,” said Steve Ervin, SVP - Head of Berkadia's FHA and Seniors Housing Finance Group.

Headquartered in Nashville, Tennessee, GEHF will be led by CEO, Michael Gervais, Ray Zilke as Vice President of Portfolio and Chad Kerr as Vice President of Credit, a management team with substantial expertise in the healthcare space. GEHF will provide healthcare operators’ capital for working capital, refinancing, acquisition and recapitalization and will focus in healthcare areas such as skilled nursing, assisted living, senior housing, memory care, and acute care facilities as well as specialty pharmacies. GEHF will offer Asset Based Revolving loans, mortgage financing, secured debt and capital for healthcare companies in transition.

Mr. Gervais, named CEO of Great Elm Healthcare Finance, brings over 30 years of experience in the healthcare finance industry to the platform. Previously, Mr. Gervais founded Gemino Healthcare which was sold to Solar Senior Capital Ltd. in 2013 and was a senior member of Healthcare Business Credit Corporation which was sold to CIT Group in 2005. Mr. Gervais received a Bachelor of Science from Valparaiso University in 1986 and is a Certified Public Accountant.

Mr. Zilke will be responsible for GEHF’s portfolio management. Prior to joining GEHF, Mr. Zilke co-founded the Crestmark Healthcare Financial Services Group and served as Portfolio Manager for the Transportation Lending Group.

Mr. Kerr is responsible for GEHF’s underwriting of new business originations. Prior to GEHF, Mr. Kerr spent over 17 years at Crestmark where he co-founded its Healthcare Financial Services Group.

Mike Gervais stated, “this is an exciting time to be launching a healthcare finance vehicle as we are seeing a significant number of healthcare investment opportunities. Additionally, I have known the Great Elm Specialty Finance team for over 20 years and believe we will build a great healthcare franchise.”

“We are thrilled to launch our healthcare platform with Berkadia as our partner and to welcome Mike Gervais as CEO of GEHF. Under Mike’s leadership, we are confident that we will build a world class healthcare group,” said Matthew Kaplan, CEO of GECC.

About Great Elm Capital Corp.

Great Elm Capital Corp. is an externally managed business development company that seeks to generate current income and capital appreciation by investing in debt and income generating equity securities, including investments in specialty finance businesses. Additional information can be found at www.greatelmcc.com.

About Berkadia®:

Berkadia, a joint venture of Berkshire Hathaway and Jefferies Financial Group, is a leader in the commercial real estate industry, offering a robust suite of services to our multifamily and commercial property clients. Through our integrated mortgage banking, investment sales and servicing platform, Berkadia delivers comprehensive real estate solutions for the entire life cycle of our clients’ assets. To learn more about Berkadia, please visit www.berkadia.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “expect,” “anticipate,” “should,” “will,” “estimate,” “designed,” “seek,” “continue,” “upside,” “potential” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are: conditions in the credit markets, the price of GECC common stock, the performance of GECC’s portfolio and investment manager and risks associated with the economic impact of the COVID-19 pandemic on GECC and its portfolio companies. Information concerning these and other factors can be found in GECC’s Annual Report on Form 10-K and other reports filed with the SEC. GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Media & Investor Contact:
Investor Relations
investorrelations@greatelmcap.com

Source: Great Elm Capital Corp.